UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 9, 2021

SURGALIGN HOLDINGS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38832	83-2540607
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

520 Lake Cook Road, Suite 315, Deerfield, Illinois	60015
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (877) 343-6832

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
Common stock, $0.001 par value	SRGA	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On June 9, 2021, Surgalign Holdings, Inc., a Delaware corporation (the “Company”), entered into a Securities Purchase Agreement (the “Agreement”) with certain institutional accredited investors (the “Purchasers”), pursuant to which the Company agreed to issue and sell in a registered direct offering priced at-the-market (the “Offering”) an aggregate of (i) 28,985,508 shares (the “Shares”) of its common stock and (ii) warrants exercisable for an aggregate of 28,985,508 shares of Company common stock (the “Warrants” and, together with the Shares, the “Securities”), at a combined purchase price of $1.725 per Share and related Warrant. The Warrants have an exercise price equal to $1.725 per share, are exercisable immediately upon issuance and will expire three years from the issuance date. The Offering is expected to close on or about June 14, 2021, subject to satisfaction of customary closing conditions.

The Company is expected to receive gross proceeds of approximately $50.0 million in connection with the Offering, before deducting placement agent fees and related offering expenses. The Company intends to use the net proceeds from the offering for working capital and general corporate purposes, including preparation for approval, utilization and ongoing development of its digital surgical guidance system.

A holder (together with its affiliates) may not exercise any portion of the Warrant to the extent that the holder would own more than 4.99% (or, at the holder’s option upon issuance, 9.99%) of the Company’s outstanding common stock immediately after exercise. However, upon at least 61 days’ prior notice from the holder to the Company, a holder with a 4.99% ownership blocker may increase the amount of ownership of outstanding common stock after exercising the holder’s Warrant up to 9.99% of the number of the Company’s common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Warrant.

If, at the time a holder exercises its Warrants, a registration statement registering the issuance of the shares of Company common stock underlying the Warrants under the Securities Act of 1933, as amended, is not then effective or available for the issuance of such shares, in lieu of making the cash payment otherwise contemplated to be made to the Company upon exercise of a Warrant in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of shares of Company common stock determined according to a formula set forth in the Warrants.

In the event of a fundamental transaction, as described in the Warrants and generally including any reorganization, recapitalization or reclassification of the Company’s common stock, the sale, transfer or other disposition of all or substantially all of the Company’s properties or assets, the Company’s consolidation or merger with or into another person, the acquisition of more than 50% of the Company’s outstanding common stock, or any person or group becoming the beneficial owner of 50% of the voting power represented by the Company’s outstanding common stock, the holders of the Warrants will be entitled to receive upon exercise of the Warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the Warrants immediately prior to such fundamental transaction. Additionally, as more fully described in the Warrant, in the event of certain fundamental transactions, the holders of Warrants will be entitled to receive consideration in an amount equal to the Black Scholes value of the Warrants on the date of consummation of such transaction.

There is no trading market available for the Warrants on any securities exchange or nationally recognized trading system. The Company does not intend to list the Warrants on any securities exchange or nationally recognized trading system.

The Agreement contains customary representations, warranties, covenants and closing conditions and customary indemnification rights and obligations of the parties. Pursuant to the Agreement, the Company has also agreed to be subject to a lock-up period of 60 days following the closing date of the Offering in respect of certain equity issuances and a one year lock-up period in respect of certain issuances of securities that are subject to a price reset based on the trading prices of the Company’s common stock or upon a specified or contingent event in the future, in each case subject to certain exceptions set forth in the Agreement.

Pursuant to an Engagement Letter (as amended, the “Engagement Letter”) with H.C. Wainwright & Co., LLC (the “Placement Agent”), the Company agreed to pay the Placement Agent a cash fee equal to 7.0% of the gross proceeds received in the Offering and a management fee equal to 1.0% of the gross proceeds received in the Offering. Upon any exercise of the Warrants issued in the Offering for cash, we have agreed to pay the Placement Agent (i) a total cash fee equal to 7.0% of the aggregate gross proceeds from the exercise of the Warrants and (ii) a management fee equal to 1.0% of the aggregate gross proceeds from the exercise of the Warrants. The Company also agreed to reimburse certain expenses of the Placement Agent, including payment of $35,000 for non-accountable expenses, up to $100,000 for fees and expenses of legal counsel and other out-of-pocket expenses and $15,950 for clearing fees. The Company has also agreed to pay the Placement Agent, subject to certain exceptions, a tail fee equal to the cash and warrant compensation in the Offering, if any investor, who was contacted or introduced to the Company by the Placement Agent during the term of its engagement or introduced to the Company by the Placement Agent during the term of its engagement, provides the Company with capital in any public or private offering or other financing or capital raising transaction during the 12-month period following the termination or expiration of the Engagement Letter. In addition, the Company has granted a right of first refusal to the Placement Agent pursuant to which it has the right to act as the exclusive advisor, manager or underwriter or agent, as applicable, if the Company or its subsidiaries sell or acquire a business, finance any indebtedness using an agent, or raise capital through a public or private offering of equity or debt securities at any time prior to the 9-month anniversary of the consummation date of this offering.

Also pursuant to the Engagement Letter, the Company, in connection with the Offering, agreed to issue the Placement Agent or its designees warrants (the “Placement Agent Warrants”) to purchase an aggregate of up to 1,739,130 shares of its common stock (which represents 6% of the Shares sold to Purchasers in the Offering). The Placement Agent Warrants will have substantially the same terms as the Warrants described above, except that the Placement Agent Warrants will have an exercise price of $2.15625 per share (representing 125% of the public Offering price).

The form of Warrant, form of Placement Agent Warrant and the Agreement are filed as Exhibits 4.1, 4.2 and 10.1, respectively, and are incorporated by reference into this Current Report on Form 8-K. The foregoing description of such documents is qualified in its entirety by reference to the full text thereof. The press release announcing the pricing of the Offering is attached hereto as Exhibit 99.1, and is incorporated by reference herein.

The Securities and the Placement Agent Warrants (and the shares of common stock issuable thereunder) are being offered and sold pursuant to the Company’s Registration Statement on Form S-3 (File No. 333-231719) (the “Registration Statement”), which was filed with the Securities and Exchange Commission (the “SEC”) on May 23, 2019 and declared effective on June 14, 2019, and a prospectus supplement relating to the Securities and the Placement Agent Warrants to be filed by the Company with the SEC.

The opinion of the Company’s counsel regarding the validity of the Securities and the Placement Agent Warrants is filed as Exhibit 5.1 to this Current Report on Form 8-K. This opinion is also filed with reference to, and is hereby incorporated by reference into, the Registration Statement.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

4.1	Form of Warrant.

4.2	Form of Placement Agent Warrant.

5.1	Opinion of Sidley Austin LLP.

10.1	Form of Securities Purchase Agreement, dated as of June 9, 2021, by and among Surgalign Holdings, Inc. and the investors party thereto.

23.1	Consent of Sidley Austin LLP (included in Exhibit 5.1).

99.1	Press Release, dated June 10, 2021

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SURGALIGN HOLDINGS, INC.

Date: June 10, 2021	By:	/s/ Joshua H. DeRienzis
	Name:	Joshua H. DeRienzis
	Title:	General Counsel and Corporate Secretary